EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation of our report dated February 26, 2002, except for Note 14, as to which the date is March 7, 2002, and Note 6, as to which the date is May 13, 2002, appearing in the Registration Statement on Form S-3, and to the reference to us under the heading "Experts" in such Registration Statement.


                                    /s/ Ehrhardt Keefe Steiner & Hottman PC
                                    Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
July 17, 2002